[DIXON, ODOM & CO., L.L.P. Letterhead]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
United Dominion Realty Trust, Inc.

We consent to the incorporation by reference in the previously filed Registration Statement Form S-3 No. 33-40433, Registration Statement Form S-3 No. 33-32930, Registration Statement Form S-3 No. 33-55159, Registration Statement Form S-8 No. 33-47926, Registration Statement Form S-8 No. 33-48000, Registration Statement Form S-8 No. 33-58201 and Registration Statement Form S-3 No. 33-64275 of United Dominion Realty Trust, Inc. of our report dated May 16, 1996, with respect to the combined statement of rental operations of Cape Harbor Apartments, Chateau Village Apartments, Cumberland Trace Apartments, Deerwood Crossing Apartments, Dutch Village Apartments, Kings Arms Apartments, Lake Brandt Apartments, Lake of the Woods Apartments, Morganton Place Apartments, Northwinds Apartments, Ramsgate Apartments, Rivergate Apartments, South Hills Apartments, Stonesthrow Apartments, The Village at Cliffdale Apartments, Westgate Apartments, Westwinds Apartments and Woodberry Apartments for the year ended December 31, 1995, included in this Form 8-K dated August 15, 1996.

/s/ DIXON, ODOM & CO., L.L.P.
Dixon, Odom & Co., L.L.P.
Greensboro, North Carolina
August 30, 1996